UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 13, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 8.01.  Other Events.

On January 13, 2015, the Board of Directors of Codorus Valley Bancorp, Inc. (“Codorus Valley”) declared a regular quarterly cash dividend of $.125 per common share, payable on February 10, 2015, to shareholders of record at the close of business on January 27, 2015.

Additionally, on January 16, 2015, Codorus Valley issued a press release announcing the completion of its merger acquisition of Madison Bancorp, Inc., and the merger of Madison Square Federal Savings Bank with and into PeoplesBank, a Codorus Valley Company.

In connection with the merger, each Madison shareholder will receive $22.90 in cash, without interest, for each share of Madison common stock held at the effective time of the merger, for a total purchase price of approximately $14.4 million.

A copy of the press release announcing the dividend and the consummation of the merger transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued January 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: January 16, 2015	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued January 16, 2015.